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                                                               EXHIBIT (h)(5)(a)

                            SHAREHOLDER SERVICES PLAN

                             FOR CLASS R1 SHARES OF

                               THE MAINSTAY FUNDS

                                   SCHEDULE A

                  (Amended and Restated as of June 28, 2005)


                            CAPITAL APPRECIATION FUND

                                COMMON STOCK FUND

                                CONVERTIBLE FUND

                             DIVERSIFIED INCOME FUND

                            INTERNATIONAL EQUITY FUND

                             GLOBAL HIGH INCOME FUND

                                 GOVERNMENT FUND

                         HIGH YIELD CORPORATE BOND FUND

                              LARGE CAP GROWTH FUND

                                    MAP FUND

                               MID CAP GROWTH FUND

                               MID CAP VALUE FUND

                                MONEY MARKET FUND

                              SMALL CAP GROWTH FUND

                              SMALL CAP VALUE FUND

                               TAX FREE BOND FUND

                                TOTAL RETURN FUND

                                   VALUE FUND